Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

dated as of August 29, 2005

among

MAIR HOLDINGS, INC.,

NORTHWEST AIRLINES, INC.,

BOEING CAPITAL LOAN CORPORATION

and

U.S. BANK NATIONAL ASSOCIATION

This REGISTRATION RIGHTS AGREEMENT is entered into as of August 29, 2005 (this “Agreement”), among MAIR Holdings, Inc., a Minnesota corporation (the “Company”), Northwest Airlines, Inc., a Minnesota corporation (“NWA”), Boeing Capital Loan Corporation (together with its affiliates, “Boeing”), and U.S. Bank National Association (the “Security Trustee”).

Recitals

WHEREAS, as of the date hereof, NWA is the beneficial owner of a total of 5,657,113 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company, and warrants that give NWA the right to acquire a total of 4,151,922 shares of Common Stock (the “Original Warrants”);

WHEREAS, NWA, the Company and Mesaba Aviation, Inc., a wholly owned subsidiary of the Company (“Mesaba”), entered into a letter of intent dated as of April 22, 2005 (the “Letter of Intent”), which contemplates, among other things, (i) an amendment or re-issuance of the Original Warrants, such that, following such amendment or re-issuance, NWA will hold a warrant (the “New Warrant”) pursuant to which, upon satisfaction of the vesting conditions, NWA will be entitled to acquire 4,112,500 shares of Common Stock at an exercise price of $8.74 per share, such New Warrant to be issued to NWA upon the execution of a new Airline Services Agreement by NWA and Mesaba, and (ii) the execution and delivery by NWA and the Company of this Agreement;

WHEREAS, pursuant to that certain Stock Loan Agreement dated as of May 5, 2005 (the “Loan Agreement”) among NWA, Boeing, as Administrative Agent and Lender, and the Security Trustee, NWA has pledged the Shares to Boeing as collateral to secure a loan, which provides for, among other things, the execution and delivery by Boeing, the Security Trustee, NWA and the Company of this Agreement; and

WHEREAS, the Company desires to provide to NWA, the Security Trustee, Boeing and each other Holder (as defined below) rights relating to registration under the Securities Act (as defined below) of Registrable Securities (as defined below) on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.                                Defined Terms.  As used herein, the terms set forth below shall have the following meanings:

“Business Day” means a day which is not a Saturday, Sunday or a day on which banks in New York City are authorized or required by Law to close.

“Court” means any court or arbitration tribunal established and functioning under the Laws of any nation or state, including the United States of America, or any political subdivision thereof, including any state of the United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor Law, and regulations and rules promulgated thereunder.

“Governmental Authority” means any national, federal, regional, state, local or other governmental agency, authority, administrative agency, regulatory body, commission or instrumentality (other than a Court), including any multinational authority having governmental or quasi-governmental powers.

“Holder” means NWA, the Security Trustee, Boeing and any other direct or indirect transferee, assignee or pledgee of Registrable Securities by NWA, Boeing or the Security Trustee; provided, however, that, notwithstanding the foregoing, unless and until Boeing and/or the Security Trustee or any other pledgee of all or a portion of the Registrable Securities (the “Pledged Registrable Securities”) has at such time the right to exercise remedies, following the occurrence of an event of default under the applicable loan agreement with NWA, with respect to the Pledged Registrable Securities pursuant to such loan agreement, NWA (and not Boeing and/or the Security Trustee or such other pledgee, as the case may be) shall be permitted to effect the sale of the Pledged Registrable Securities pursuant to any registration statement filed by the Company in accordance with this Agreement, provided that any such sale shall be subject to that certain Stock Indenture and Security Agreement dated as of May 5, 2005 between NWA and the Security Trustee; and Boeing and/or the Security Trustee and any other pledgee of Pledged Registrable Securities agree to provide the Company with written notice of an event of default giving rise to its right to exercise remedies with respect to the Pledged Registrable Securities in accordance with such loan agreement (to which written notice NWA hereby consents) and, following the Company’s receipt of such written notice, Boeing and/or the Security Trustee or such other pledgee, as the case may be (and not NWA) shall be permitted to effect the sale of the Pledged Registrable Securities pursuant to any registration statement filed by the Company in accordance with this Agreement.

“Holders’ Counsel” means outside legal counsel selected by NWA (and, during the term of the Loan Agreement, reasonably approved by Boeing) to represent all Holders of Registrable Securities covered by the applicable registration statement, or, if NWA does not own any of the Registrable Securities covered by such registration statement, then to one counsel selected by the Holders of a majority of the Registrable Securities being so registered to represent all Holders of Registrable Securities being so registered.

“Law” and “Laws” means all laws, statutes and ordinances of the United States of America and any political subdivision thereof, including any state of the United States of America, including all decisions of Courts having the effect of law in any such jurisdiction.

“NASD” means the National Association of Securities Dealers, Inc.

“NASDAQ” means the National Association of Securities Dealers Automated Quotation System.

“Person” means any individual, firm, unincorporated organization, corporation (including any not-for-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association or other entity, including any syndicate or group that would be deemed to be a person under Section 12(a)(3) of the Exchange Act.

“Registrable Securities” means the Shares and the Warrant Shares, and any Common Stock which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification.  Any particular Registrable Securities that are issued shall cease to be Registrable Securities when (i) the Shelf Registration Statement with respect to their sale has become effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the Shelf Registration Statement, (ii) such Registrable Securities have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such Registrable Securities have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such Registrable Securities under the Securities Act or any state securities or blue sky law then in force, (iv) such Registrable Securities may be freely sold publicly without registration under the Securities Act pursuant to Rule 144(k) of the Securities Act or (v) such Registrable Securities shall have ceased to be outstanding.  For the avoidance of doubt, if Boeing and/or the Security Trustee or any other pledgee of Pledged Registrable Securities forecloses upon such Pledged Registrable Securities in accordance with the applicable loan agreement with NWA, such Pledged Registrable Securities shall constitute Registrable Securities hereunder notwithstanding any transfer of such Pledged Registrable Securities from NWA to Boeing and/or the Security Trustee or to such other pledgee in connection with such foreclosure.

“Registration Expenses” means any and all reasonable out-of-pocket expenses incident to performance of or compliance by the Company with Article II of this Agreement, including but not limited to (i) all SEC and stock exchange or NASD registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Schedule E to the Bylaws of the NASD, and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Article II, (v) the reasonable fees and disbursements of outside legal counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of Holders’ Counsel, and (vii) any fees and disbursements of underwriters customarily paid by issuers and other sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

“Road Show Offering” means any underwritten “take-down” of all or a portion of the Registrable Securities covered by any registration statement having an anticipated aggregate offering price of at least $10 million, and which is designated by the Holder as a Road Show Offering.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Law, and regulations and rules issued thereunder.

“Warrant Shares” means any shares of Common Stock issued pursuant to the New Warrant.

Section 1.2.                                Rules of Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party.  All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless the context otherwise requires, “or” is disjunctive but not exclusive, words in the singular include the plural and vice versa, and the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1.                                Shelf Registration Statements.

(a)                                  If the Company at any time after the date hereof is permitted to register securities under the Securities Act on Form S-3 or any similar or successor short form registration statement, then upon the request of any of the Holders of Registrable Securities, the Company will cause to be filed and use commercially reasonable efforts to have declared effective as soon as reasonably practicable thereafter, one or more shelf registration statements pursuant to Rule 415 under the Securities Act (each a “Shelf Registration Statement,” and collectively, the “Shelf Registration Statements”) covering the Registrable Securities that names NWA, Boeing, the Security Trustee and any other applicable Holders as selling shareholders of such Registrable Securities; provided, however, the Company shall not be obligated to file a Shelf Registration Statement or an amendment to a Shelf Registration Statement previously filed that registers less than 1,000,000 Registrable Securities (the “Minimum Number”) unless at such time all Holders collectively hold a number of Registrable Securities that is less than such Minimum Number and in any such case such Shelf Registration Statement shall register the number of Registrable Securities then held by such Holders.

(b)                                 Each Shelf Registration Statement will be on the appropriate form and will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, permitting registration of such Registrable Securities for resale by any Holder in the manner designated by it.  In the event any Holder holds Registrable Securities not covered by a Shelf Registration Statement, at the request of such Holder, the Company will amend the Shelf Registration Statement to include such additional

Registrable Securities and use commercially reasonable efforts to have such amended Shelf Registration Statement declared effective as soon as reasonably practicable.  Each Shelf Registration Statement filed after the filing of the first Shelf Registration Statement filed pursuant to Section 2.1(a) of this Agreement will, to the extent allowed under the Securities Act, constitute a post-effective amendment to such previously filed Shelf Registration Statement under Rule 429 under the Securities Act.

Section 2.2.                                Maintenance of Effectiveness.

(a)                                  The Company will use its reasonable best efforts to keep any Shelf Registration Statement required by Section 2.1(a) continuously effective, supplemented and amended to the extent necessary to ensure that:

(i)                                     it is available for sales of Registrable Securities by any Holder in accordance with Section 2.1(a) above; and

(ii)                                  it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, until such time as there are no more Registrable Securities held by any Holders.

(b)                                 No Holder may include any Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until it furnishes to the Company in writing, within 20 days after receipt of a request therefor (and the Holders agree to provide), the information with respect to itself and its plan of distribution, and with respect to any other Holders and their plan of distribution, as applicable, as specified in Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with such Shelf Registration Statement or any prospectus or preliminary prospectus included therein.  Each Holder that is selling Registrable Securities pursuant to such Shelf Registration Statement agrees to promptly furnish to the Company additional information as to itself and its plan of distribution required to be disclosed in order to make the information previously furnished by it to the Company not materially misleading.

(c)                                  Notwithstanding the foregoing, if the Company’s Board of Directors determines in its good faith judgment, as certified in writing by an officer of the Company to the Security Trustee that disclosure of the existence of any acquisition or corporate reorganization or other material transaction or development (other than a material development directly related to the business or financial condition of NWA that has resulted in an Event of Default (as defined in the Loan Agreement)) would be required to be included in the Shelf Registration Statement or the related prospectus and such disclosure would be premature and materially detrimental to the Company and its shareholders, the Company may allow such Shelf Registration Statement to fail to be effective or the prospectus contained therein to be unusable as a result of such nondisclosure for no more than forty-five (45) consecutive days, and no more than ninety (90) days in any consecutive twelve-month period.

Section 2.3.                                Incidental Registration.

(a)                                  Right to Include Registrable Securities.  If the Company at any time after the date hereof proposes to register any of its Common Stock (or any security which is convertible into or exchangeable or exercisable for Common Stock) under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders’ rights under this Section 2.3.  Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request will specify the number of Registrable Securities intended to be disposed of by such Holder), the Company will effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition of the Registrable Securities so to be registered.  If a registration requested pursuant to this Section 2.3 involves an underwritten offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

(b)                                 Termination of Proposed Registration.  If, at any time after giving written notice of its intention to register any securities under the Securities Act in accordance with the provisions of Section 2.3 hereof and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities, and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration.

(c)                                  Registration Statement Form; Priority in Incidental Registrations.

(i)  If any registration requested pursuant to this Section 2.3 and which is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) and involves an underwritten offering, and if the managing underwriter(s) of such offering advise the Company that, in its opinion, the use of another form of registration statement is of material importance to the success of the proposed offering, then such registration will be effected on such other form.

(ii)  If a registration pursuant to this Section 2.3 involves an underwritten offering and the managing underwriter(s) advise the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the securities offered in such offering as contemplated by the Company, then the Company will include in such offering first, the securities the Company proposes to sell for its own account and, second, the Registrable Securities that the Holders have requested to be included in such registration (to the extent such Registrable Securities, in the opinion of such managing underwriter(s), can be sold without having the adverse effects referred to above), such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in a like manner).

Section 2.4.                                Lock-Up.  In the case of any underwritten offering in accordance with this Article II or any other underwritten offering of equity securities of the Company during the term of this Agreement, to the extent requested in writing (with reasonable prior notice) by the managing underwriter(s) of such underwritten offering:

(a) in the case of an underwritten offering by the Company, to the extent so agreed by each of the directors and officers of the Company and by each shareholder of the Company holding not less than 10% of the outstanding common stock of Company (unless otherwise agreed by NWA, Boeing and/or the Security Trustee), each of NWA, Boeing, the Security Trustee, and each Holder of Registrable Securities agrees that it shall not effect any sales of any equity securities of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten offering), from 14 days prior to the anticipated date of the pricing of such underwritten offering and up to a 90 day period beginning on the date of consummation of such underwritten offering (or such lesser period as such managing underwriter(s) may permit);

(b) in the case of an underwritten offering by NWA, the Company agrees that it shall not effect any sales of any equity securities of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten offering), from 14 days prior to the anticipated date of the pricing of such underwritten offering and up to a 90 day period beginning on the date of consummation of such underwritten offering (or such lesser period as such managing underwriter(s) may permit); and

(c) in the case of an underwritten offering by Boeing and/or the Security Trustee, the Company agrees that it shall not effect any sales of any equity securities of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten offering), from 14 days prior to the anticipated date of the pricing of such underwritten offering and up to a 90 day period beginning on the date of consummation of such underwritten offering (or such lesser period as such managing underwriter(s) may permit).

Section 2.5                                   Registration Procedures.  In connection with the Company’s obligations pursuant to this Article II to effect the registration of the Registrable Securities under the Securities Act to permit the sale of such Registrable Securities by the selling Holders in accordance with their intended method or methods of disposition thereof, whether in an underwritten offering or a sale not involving an underwriter, the Company will as soon as practicable:

(a)                                  Prepare and file with the SEC a registration statement or registration statements on Form S-3 and use its reasonable best efforts to cause each such registration statement or statements to become effective and remain effective and usable for resale of Registrable Securities during the period that such registration statement is required to be effective and usable as provided herein, cause such registration statement to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and cause such registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement, to comply in all material respects with any requirements of the Securities Act and the rules and regulations promulgated thereunder; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto (excluding documents that would be incorporated or deemed to be incorporated therein by reference), the Company will furnish to (i)  each Holder of Registrable Securities, (ii) the Holders’ Counsel, and (iii) the managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review of the Holders, their respective legal counsel and the underwriters, and the Company will not file any such registration statement or amendment thereto or any prospectus or any supplement thereto (excluding such documents that, upon filing, will be incorporated or deemed to be incorporated by reference therein) containing any information about any of the Holders or the managing underwriter(s), if any such Person reasonably objects.

(b)                                 Prepare and file with the SEC such amendments and post-effective amendments to each registration statement as may be necessary to keep such registration statement effective as provided herein; cause the related prospectus to be supplemented by any required prospectus supplement (including supplementing the prospectus to reflect all information necessary to effect sales by pledgees of Registrable Securities), and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement as so amended or in such prospectus as so supplemented.

(c)                                  Notify each Holder for which Registrable Securities are being registered and any managing underwriter(s) (and, in each case, counsel therefor if appropriate notice information has been provided reasonably in advance to the Company) promptly, and (if requested by any such Person) confirm such notice in writing:

(i)                                     when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective;

(ii)                                  of any request by the SEC or any other Governmental Authority for amendments or supplements to a registration statement or related prospectus or for additional information;

(iii)                               of the issuance by the SEC or any other Governmental Authority of any stop order, injunction or other order suspending the effectiveness of a registration statement or the initiation or threatening of any proceedings for that purpose;

(iv)                              if at any time the representations and warranties of the Company contained in any agreement entered into by the Company in connection with the offering (including any underwriting agreement) cease to be true and correct in any material respect;

(v)                                 of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(vi)                              of the occurrence of any event, circumstance or condition that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in a registration statement, prospectus or any such document so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii)                           of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate.

(d)                                 Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any Registrable Securities for sale in any jurisdiction as soon as possible.

(e)                                  If requested by the managing underwriter(s), if any, and any selling Holders:

(i)                                     promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s), if any, and any selling Holders agree should be included therein as may be required by applicable Law; and

(ii)                                  make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

provided, however, that the Company will not be required to take any actions under this Section 2.5(e) that are not, in the opinion of the Company’s counsel, in compliance with applicable Law.

(f)                                    Furnish to each Holder of Registrable Securities named in any registration statement and each managing underwriter, if any, such number of copies of the registration statement and any post-effective amendment thereto (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested in writing by such party or such underwriter), each prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such party or managing underwriter may reasonably request in order to facilitate the public sale or other disposition of Registrable Securities by such Holder; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each Holder of Registrable Securities and each underwriter of an underwritten offering, if any, in connection with the offering and sale of Registrable Securities covered by the prospectus or the preliminary prospectus at such times and in such manner as permitted by this Agreement.

(g)                                 Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky Laws of such jurisdictions within the United States as any seller of Registrable Securities or underwriter reasonably requests in writing; use its reasonable best efforts to keep such registration or qualification (or exemption therefrom) effective during the period the applicable registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in each such jurisdiction of Registrable Securities covered by the applicable registration statement; provided, however, that the Company will not be required to (i) qualify to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to taxation or service of process in any such jurisdiction where it is not then so subject.

(h)                                 Use its reasonable best efforts to cause Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities within the United States except as may be required solely as a consequence of the nature of business conducted by any Holder, in which case the Company will cooperate in all reasonable respects with the filing of such registration statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

(i)                                     Cooperate with the selling Holders of Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders and the managing underwriter(s), if any, will request at least two Business Days prior to any sale of Registrable Securities.

(j)                                     Prepare a supplement or post-effective amendment to each registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)                                  Use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed.

(l)                                     As needed, (i) engage an appropriate transfer agent and provide the transfer agent with printed certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

(m)                               Make available for reasonable inspection during normal business hours by the selling Holders and any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by any such Person, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by the selling Holders, any such underwriter, attorney or accountant in connection with such registration statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by such Persons unless:

(i)                                     such records, information or documents are in the public domain or otherwise publicly available;

(ii)                                  disclosure of such records, information or documents is required by court or administrative order; provided, that such Person notifies the Company of any such requirement and cooperates with the Company in seeking a protective or restraining order limiting such disclosure; or

(iii)                               disclosure of such records, information or documents, upon reasonable advice of counsel to such Person, is otherwise required by Law (including pursuant to the requirements of the Securities Act) or the rules or regulations of any securities exchange or NASDAQ.

(n)                                 Within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement or amendment or supplement to a prospectus, in each case containing information regarding any selling Holder of Registrable Securities, provide copies of such document to such Person and/or the managing underwriter(s) of an underwritten offering, if any; fairly consider such reasonable changes in any such document prior to the filing thereof as such Person may request and not file any such document in a form to which any such Person reasonably objects; and make such of the representatives of the Company as will be reasonably requested by any such Person available for discussion of such document.

(o)                                 Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 calendar days after the end of any 12-month period (or 90 calendar days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or reasonable best efforts underwritten offering or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a registration statement, which statements will cover such 12-month period.

(p)                                 In connection with any underwritten offering, the Company will enter into such customary agreements (including an underwriting agreement) and take all such other commercially reasonable and customary actions in connection therewith (including taking those actions reasonably requested by the managing underwriter(s)) in order to facilitate the disposition of such Registrable Securities and in such connection will:

(i)  make such representations and warranties to the underwriters and the selling Holders of Registrable Securities with respect to the businesses of the Company and its subsidiaries, the registration statement, prospectus and documents incorporated by reference or deemed incorporated by reference therein, if any, and any other customary representations and warranties, in each case, in form, substance and scope as are customarily made by issuers in secondary offerings to underwriters in underwritten offerings and confirm the same if and when requested;

(ii)  obtain opinions of its counsel and updates thereof, which counsel and opinions (in form, scope and substance) will be reasonably satisfactory to the managing underwriter(s), if any, addressed to each of the underwriters and selling Holders covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters or Holders;

(iii)  use its reasonable best efforts to obtain “comfort” letters and updates thereof from its independent certified public accountants (and, if necessary, any other certified public accountants of any of its subsidiaries or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the registration statement), addressed to each of the underwriters and the selling Holders, if permissible, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings;

(iv)  use its reasonable best efforts to the extent reasonably requested by the managing underwriter(s) to cause its senior officers to participate in customary “road show” presentations and otherwise to facilitate, cooperate with, and participate in the sale of such Registrable Securities and in any customary selling efforts related thereto,; provided that the assistance contained in this Section 2.5(p)(iv) applies only in the event of a Road Show Offering; and

(v)  deliver such documents and certificates as may be reasonably requested by the managing underwriter(s), if any, or the selling Holders to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i)  above and to evidence compliance with any customary conditions contained in the underwriting agreement.

The foregoing actions will be taken in connection with each closing under such underwriting agreement as and to the extent required thereunder.

Section 2.6                                   Indemnification.

(a)                                  Indemnification by the Company.  In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will, and it hereby does, indemnify and hold harmless, the seller of any Registrable Securities covered by such registration statement, each affiliate of such seller and their respective directors and officers or general and limited partners (including any director, officer, affiliate, employee, agent and controlling Person of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the “Section 2.6(a) Indemnified Parties”), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorney’s fees and reasonable expenses of investigation) to which such Section 2.6(a)  Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement (including any amendment or supplement thereto) under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company will reimburse such Section 2.6(a) Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, liability, action or proceeding, as such expenses are incurred; provided that the Company will not be liable to any Section 2.6(a) Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company with respect to such seller through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 2.6 with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter.  For purposes of the last proviso to the immediately preceding sentence, the term “prospectus” will not be deemed to include the documents incorporated therein by reference, and no Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, will be obligated to send or give any supplement or amendment to any document incorporated by reference in any preliminary prospectus or the final prospectus to any person other than a person to whom such underwriter had delivered such incorporated document or documents in response to a written request therefor.  Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Section 2.6(a) Indemnified Party, or any of their respective affiliates, directors, officers or controlling persons, and will survive the transfer of such securities by such seller.

(b)                                 Indemnification by Sellers and Underwriters.  In the event of any registration of Registrable Securities under the Securities Act pursuant to this Agreement, each seller of such Registrable Securities individually (and not jointly and severally) (except in the event the Security Trustee is the seller of Registrable Securities on behalf of Boeing, Boeing) will, and it hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.6(a)) the Company and all other prospective sellers (collectively, the “Section 2.6(b) Indemnified Parties” and, together with the Section 2.6(a) Indemnified Parties, the “Indemnified Parties”) with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such seller or underwriter through an instrument duly executed by such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing.  Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of any Section 2.6(b) Indemnified Party, or any of its affiliates, directors, officers or controlling Persons and will survive the transfer of such securities by such seller.  In no event will the liability of any seller of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such seller of Registrable Securities upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)                                  Notices of Claims, Etc.  Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.6, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 2.6, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein will not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action is brought against an Indemnified Party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding the indemnifying party’s election to appoint counsel to represent an Indemnified Party in an action, such Indemnified Party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent such Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both such Indemnified Party and the indemnifying party and such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or other Indemnified Parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize such Indemnified Party to employ separate counsel at the expenses of the indemnifying party.  No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and (ii) includes a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d)                                 Contribution.  If the indemnification provided for in this Section 2.6 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, will contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and Indemnified Parties will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party under this Section 2.6 as a result of the losses, claims, damages, liabilities and expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 2.6(d), no seller of Registrable Securities (other than a Person that participates as an underwriter in the offering or sale of Registrable Securities) shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such seller from the sale of such Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Person that participates as an underwriter in the offering or sale of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)                                  Other Indemnification.  Indemnification similar to that specified in the preceding subdivisions of this Section 2.6 (with appropriate modifications) will be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state Law or regulation or governmental authority other than the Securities Act.

(f)                                    Non-Exclusivity.  The obligations of the parties under this Section 2.6 will be in addition to any liability which any party may otherwise have to any other party.

Section 2.7                                   Rule 144.  The Company covenants to the Holders of Registrable Securities that to the extent the Company shall be required to do so under the Exchange Act, it shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the SEC under the Securities Act) and the rules and regulations adopted by the SEC thereunder, and shall take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Securities in connection with that Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

ARTICLE III

MISCELLANEOUS

Section 3.1.                                Costs and Expenses.  With respect to the registration of Registrable Securities held by NWA, Boeing or the Security Trustee, NWA shall pay all Registration Expenses in connection with any registration of Registrable Securities pursuant to this Agreement (other than with respect to registrations pursuant to Section 2.3 hereof).  To the extent the Company incurs any additional Registration Expenses in connection with the performance of its obligations pursuant to this Agreement (other than with respect to registrations pursuant to Section 2.3 hereof) that are attributable to the registration of Registrable Securities held by any Holder other than Boeing, the Security Trustee or NWA, such Holder shall pay such Registration Expenses.  The Company shall not be required to pay any Registration Expenses incurred in connection with the performance of its obligations hereunder except other than with respect to registrations pursuant to Section 2.3 hereof.

Section 3.2.                                Notices.  All notices, consents or other communications required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given and received when delivered personally, delivery charges prepaid, or three Business Days after being sent by registered or certified mail (return receipt requested), postage prepaid, or one Business Day after being sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at their respective addresses stated below. Notices may also be given by facsimile and will be deemed to have been duly given and received on the date transmitted if confirmed answerback is received at the end of the transmission. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new address to the other parties in accordance with this Section 3.2, except that any such change of address notice will not be effective unless and until received.

If to the Company, to:

MAIR Holdings, Inc.
Fifth Street Towers, Suite 1720
150 South Fifth Street
Minneapolis, Minnesota 55402
Facsimile No.: (612) 333-0590

With a required copy to:

MAIR Holdings, Inc.
Fifth Street Towers, Suite 1720
150 South Fifth Street
Minneapolis, Minnesota 55402
Attn: General Counsel
Facsimile No.: (612) 333-0590

If to NWA, to:

Northwest Airlines, Inc.
2700 Lone Oak Parkway
Dept. A4400
Eagan, Minnesota 55121
Attn: Chief Financial Officer
Facsimile No.: (612) 727-4041

With a required copy to:

Northwest Airlines, Inc.
2700 Lone Oak Parkway
Dept. A1180
Eagan, Minnesota 55121
Attn: General Counsel
Facsimile No.: (612) 726-7123

If to Boeing, to:

Boeing Capital Loan Corporation
2215-B Renaissance Drive, Suite 18
Las Vegas, NV 89119
Attn: Assistant Secretary
Facsimile No.: (702) 966-4247
Phone: (702) 940-4244

With a required copy to:

Boeing Capital Loan Corporation
500 Naches Avenue SW, Suite 300
Renton, WA 98055
Attn: Legal Department
Facsimile No.: (425) 965-4102 or
(425) 965-4088
Phone: (425) 965-4125

If to the Security Trustee, to:

U.S. Bank National Association
U.S. Mail:
Corporate Trust Services
P.O. Box 778
Boston, Massachusetts 02102-0778

Overnight Courier:
Corporate Trust Services – 3rd Floor
1 Federal Street
Boston, Massachusetts 02110
Facsimile No.: (617) 603-6665

Section 3.3.                                Assignment; Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without the need for an express assignment, subsequent Holders.  If any successor, assignee or transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.  For purposes of this agreement, “successor” for any entity other than a natural person shall mean a successor to such entity as a result of such entity’s merger, consolidation, liquidation, dissolution, sale of substantially all of its assets, or similar transaction.

Section 3.4.                                Amendment, Modification and Waiver.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders of a majority of the Registrable Securities then outstanding; provided, however, that no amendment, waiver or consent to the departure from the terms and provisions of this Agreement that is adverse to NWA, Boeing and/or the Security Trustee or any of their respective successors, assigns and transferees shall be effective as against such Person for so long as such Person holds any Registrable Securities unless consented to in writing by such Person.

Section 3.5.                                Governing Law; No Jury Trial.  This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the Laws of the State of Minnesota.  THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

Section 3.6.                                Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.7.                                Counterparts.  This Agreement may be executed in any number of counterparts and any party may execute any such counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will constitute but one and the same instrument.  This Agreement will become binding when one or more counterparts taken together will have been executed and delivered (including by facsimile) by the parties.  It will not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

Section 3.8.                                Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.9.                                Specific Performance.  The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

MAIR HOLDINGS, INC.

By:		/s/ Paul F. Foley
Name: Paul F. Foley
Title: President and Chief Executive Officer

NORTHWEST AIRLINES, INC.

By:		/s/ Neal S. Cohen
	Name:	Neal S. Cohen
	Title:	Executive Vice President and Chief
Financial Officer

BOEING CAPITAL LOAN CORPORATION

By:		/s/ Jordan S. Weltman
Name: Jordan S. Weltman
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION

By:		Donald E. Smith
Name: Donald E. Smith
Title: Vice President